                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                       Proxy Statement Pursuant to Section
                             14(a) of the Securities
                              Exchange Act of 1934
                                 (Amendment No.)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
     (2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                          Wilshire Oil Company of Texas
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)      Title of each class of securities to which transaction applies:

             -----------------------------------------------------------------
     2)      Aggregate number of securities to which transaction applies:

             -----------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

             -----------------------------------------------------------------
    4)       Proposed maximum aggregate value of transaction:

             -----------------------------------------------------------------
    5)       Total fee paid:

             -----------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

              1)     Amount previously paid:

                     ------------------------------------------------
              2)     Form, Schedule or Registration Statement No:

                     ------------------------------------------------
              3)     Filing party:

                     ------------------------------------------------
              4)     Date Filed:

                     ------------------------------------------------

                          WILSHIRE OIL COMPANY OF TEXAS

                                921 Bergen Avenue
                          Jersey City, New Jersey 07306

                                ----------------

                    Notice of Annual Meeting of Stockholders

                            To Be Held June 30, 2003

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of WILSHIRE OIL COMPANY OF TEXAS, a Delaware corporation (hereinafter called the "Company"), will be held at the Wyndham Wilmington Hotel, 700 King Street, Wilmington, Delaware 19801 at 9:00 A.M. on June 30, 2003 for the following purposes:

         (1) To elect two directors of the Company to serve until the expiration of their terms and thereafter until their successors have been duly elected and qualified.

         (2) To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to change the Company's corporate name to "Wilshire Enterprises, Inc."

         (3) An advisory vote on the selection of Ernst & Young LLP as independent public accountants for the fiscal year ending December 31, 2003.

         (4)  To vote upon two shareholder proposals.

         (5) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         Shareholders of record at the close of business on May 5, 2003 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

         PLEASE SEE VOTING PROXY SHEET INCLUDED IN ENVELOPE.

         IT IS VERY IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE MEETING. YOUR SHARES MAY BE VOTED ELECTRONICALLY ON THE INTERNET, BY TELEPHONE OR BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD. WE URGE YOU TO DO SO NOW REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

                                     By Order of the Board of Directors

                                               S. WILZIG IZAK
                                           Chairman of the Board

         Dated:  May 30, 2003

                          WILSHIRE OIL COMPANY OF TEXAS

                                921 Bergen Avenue
                          Jersey City, New Jersey 07306

                                ----------------

                         Annual Meeting of Stockholders
                            To Be Held June 30, 2003

                                ----------------


         This Proxy Statement and the accompanying form of proxy, which were first sent to stockholders on or about May 30, 2003, are submitted in connection with the solicitation of proxies for the Annual Meeting of Stockholders by the Board of Directors of Wilshire Oil Company of Texas (the "Company") to be held on June 30, 2003 at 9:00 A.M. local time at the Wyndham Wilmington Hotel, 700 King Street, Wilmington, Delaware 19801, or any adjournment thereof (the "Annual Meeting"). The close of business on May 5, 2003 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of May 5, 2003, 7,809,834 shares of common stock ($1.00 par value) of the Company (the "Common Stock") were outstanding and entitled to vote at the Annual Meeting, each such share being entitled to one vote.

         A form of proxy is enclosed designating W. Martin Willschick and Ernest Wachtel as proxies to vote shares at the Annual Meeting. Each proxy in that form properly signed and received prior to the meeting will be voted as specified in the proxy or if not specified, FOR the election as directors of those nominees named in this Proxy Statement; FOR the proposal to change the Company's corporate name; FOR the advisory vote on the appointment of Ernst & Young LLP as the Company's independent public accountants; and AGAINST each of the shareholder proposals. Should any nominee for director named in this Proxy Statement become unavailable for election, which is not anticipated, it is intended that the persons acting under the proxies will vote for the election in his or her stead of such other person as may be nominated by the Board of Directors.

         At the time this Proxy Statement was mailed to stockholders, management was not aware that any matter other than those named above would be presented for action at the Annual Meeting. If other matters properly come before the Meeting, it is intended that the shares represented by proxies will be voted with respect to those matters in accordance with the best judgment of the persons voting them.

         Any stockholder who returns a proxy on the enclosed form, or votes via telephone or the Internet, has the right to revoke that proxy at any time before it is voted. Any stockholder who submitted a proxy by mail may change their vote or revoke their proxy by (a) filing with the Secretary of the Company a written notice of revocation or (b) timely delivering a valid, later-dated proxy. Any stockholder who submitted a proxy by telephone or via the Internet may change their vote or revoke their proxy with a later telephone or Internet proxy, as the case may be. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless the stockholder gives written notice of revocation to the Secretary before the proxy is exercised or such stockholder votes by written ballot at the Annual Meeting.

         The presence in person or by properly executed proxy of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. The votes of stockholders present in person or represented by proxy at the Annual Meeting will be tabulated by inspectors of election appointed by the Company. The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of matters submitted for a vote. Abstentions, however, do not technically constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of votes cast. The inspectors of election will treat shares referred to as "broker non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as present but not entitled to vote with respect to that matter (even though those shares may be entitled to vote on other matters).

         Assuming a quorum is present, the nominees for director receiving a plurality of votes cast at the Annual Meeting will be elected directors. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company is required for approval of the proposal to amend the Company's Amended and Restated Certificate of Incorporation to change the Company's corporate name. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is necessary for (i) approval of the advisory vote on the selection of Ernst & Young LLP as the Company's accountants for the year ending December 31, 2003, and (ii) the approval of each of the shareholder proposals.

         The cost of soliciting the proxies to which this Proxy Statement relates will be borne by the Company. In following up the original solicitation of proxies by mail, the Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the stock and will reimburse them for their expenses. In additional to the use of the mail, and without additional compensation therefor, proxies may be solicited in person or by telephone, facsimile or telegram by officers and regular employees of the Company. In addition, the Company has retained Georgeson Shareholder Communications, Inc. to aid in the solicitation of proxies. The Company estimates that the fees to be paid to Georgeson Shareholder Communications, Inc. for its role as proxy solicitor will be approximately $8,000, plus the reimbursement of reasonable out-of-pocket expenses.

         Voting Securities and Principal Holders Thereof

         Based on information available to the Company, the Company believes that the following persons held beneficial ownership of more than five percent of the outstanding Common Stock as of May 5, 2003:

                                                           Amount and
           Name and Address of                   Nature of Beneficial Ownership
            Beneficial Owner                                                                Percent of Class (1)
------------------------------------------      ----------------------------------     -------------------------------

Estate of  Siggi B. Wilzig
921 Bergen Avenue
Jersey City, New Jersey 07306                             1,660,792 (2)                            21.27%

Dimensional Fund Advisors, Inc.
299 Ocean Avenue, Suite 650
Santa Monica, CA 90401                                      730,085 (3)                             9.35%


Donald Brenner
P. O. Box 721
Alpine, New Jersey 07620                                    413,056 (4)                             5.2%

Oaktree Capital Management, LLC
333 South Grand Avenue        Los
Angeles, California  90071                        304,200 of the 440,200 shares                     3.9%
                                                       held by a group (5)               (part of a group of 5.6%)
Kevin C. McTavish
5400 LBJ Freeway, Suite 1470
Dallas, Texas 75240                               136,000 of the 440,200 shares                     1.7%
                                                       held by a group (5)               (part of a group of 5.6%)

--------------
(1) Each beneficial owner's percentage ownership of Common Stock is determined by assuming that options, warrants and other convertible securities that are held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days of May 5, 2003 have been exercised or converted. Options, warrants and other convertible securities that are not exercisable within 60 days of May 5, 2003 have been excluded. Unless otherwise noted, the Company believes that all persons named in the above table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2) Mr. Wilzig, former Chairman and President of the Company, served as the Senior Consultant to the Company. His duties included financial and personnel matters, purchases and sales and other transactions with respect to the Company's assets. On January 7, 2003, Mr. Wilzig died. On February 13, 2003 the Company filed a Form 8-K with the Securities and Exchange Commission and a press release announcing that it had been determined that Mr. Wilzig owned a larger interest in the Company than had been previously reported. The table above reflects the Estate's ownership as currently determined by the Estate.

(3) Pursuant to a filing with the Securities and Exchange Commission which reported beneficial ownership as of December 31, 2002, Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, disclosed that it is deemed to have beneficial ownership of 730,085 shares of Common Stock, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. The Company believes that as of the record date (May 5, 2003), Dimensional had disposed of 173,400 of such shares.

(4) Pursuant to a filing with the Securities and Exchange Commission on July 2, 2002, Mr. Brenner, who is retired, disclosed that he has beneficial ownership of 413,056 shares of Common Stock, consisting of 17,975 shares for which he has sole voting power and 395,081 shares for which he has shared voting power.

(5)      Pursuant to a filing with the Securities and Exchange Commission on
         Schedule 13D on April 21, 2003, Oaktree Capital Management, LLC, a California limited liability company and a registered investment advisor ("Oaktree"), disclosed that it is deemed to have beneficial ownership of 304,200 shares of Common Stock (3.9%). Such Schedule 13D was filed on behalf of Oaktree in its capacity as the managing member of OCM Real Estate Opportunities Fund III GP, LLC, a Delaware limited liability Company ("OCM GP"), which is the general partner of OCM Real Estate Opportunities Fund III, L.P., a Delaware limited partnership (the "OCM Fund" and together with Oaktree and OCM GP, the "Oaktree Filers"). Pursuant to a filing with the Securities and Exchange Commission on Schedule 13D on April 21, 2003, Mr. McTavish, Mr. Owen Blicksilver, Mr. Roger Stull, Mr. Philip Zuzelo and Mr. Joseph Magliolo III (collectively, the "McTavish Filers") disclosed that they have beneficial ownership of 136,000 shares of Common Stock (1.7%). In their respective filings, the Oaktree Filers and the McTavish Filers indicated that, together, they may be deemed to constitute a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, although each of the Oaktree Filers and the McTavish Filers state that neither the fact of the filings nor anything contained therein shall be deemed to be an admission by Oaktree Filers or the McTavish Filers that a "group" exists.

           BOARD OF DIRECTORS AND ITS COMMITTES; DIRECTOR COMPENSATION

         The Company is incorporated under the laws of the State of Delaware. The interests of stockholders of the Company are represented by the Board of Directors, which oversees the business and management of the Company. This solicitation of proxies is intended to give all stockholders the opportunity to vote for persons who are to be their representatives, as directors in the governance of the Company.

         The Company's current Restated Certificate of Incorporation and By-Laws provide for a six member Board of Directors divided into three classes of directors serving staggered three-year terms. The term of office of directors in Class II expires at the 2003 Annual Meeting, Class III at the next succeeding Annual Meeting and Class I at the following succeeding Annual Meeting. Two Class II nominees are named in this Proxy Statement.

         The Board of Directors of the Company holds periodic meetings as necessary to deal with matters which it must consider. During 2002, the Board met a total of eight times. All directors attended all of the meetings of the Board and Committees on which they served.

         The Board of Directors has an Executive Committee which consists of W. Martin Willschick, Ernest Wachtel and S. Wilzig Izak. This Committee may exercise all authority of the full Board with the exception of specified limitations relating to major corporate matters. The Executive Committee met eight times during 2002.

         The Board of Directors appoints an Audit Committee, comprised entirely of directors who are not officers of the Company. The members of the Audit Committee are Messrs. Milton Donnenberg, Eric J. Schmertz and W. Martin Willschick. The duties of the Audit Committee include the selection of independent public accountants and reviewing their compensation and conferring with the independent public accountants and certain officers of the Company to ensure the adequacy of the Company's internal controls. During 2002, the Audit Committee met four times.

         The Board of Directors of the Company does not have a Nominating Committee or a Compensation Committee, but the functions which would be performed by such committees are performed by the Board. The Board will consider nominations for directors by stockholders. Under the Company's by-laws, a stockholder must give the Company at least 60 but not more than 90 days prior notice of such stockholder's intention to nominate a person for election as a director; provided that if the date of the annual meeting is first publicly announced less than 70 days prior to the meeting, such prior notice shall be given not more than 10 days after such meeting is first publicly announced. The Company's by-laws describe the written information that must be submitted with any such nomination. A shareholder seeking to nominate a person to serve on the Board who fails to submit the necessary documentation will be precluded from making such a nomination.

         The Board has a Stock Option Committee, which administers the Company's stock option plans. This Committee, comprised of W. Martin Willschick, Milton Donnenberg, and Ernest Wachtel, met twice during 2002.

         Each non-employee director receives an annual fee of $11,000. Non-employee members of the Executive Committee also receive an annual fee of $4,000. Members of the Audit Committee also receive an annual fee of $5,000 and members of the Stock Option Committee also receive an annual fee of $2,000. Each non-employee director also receives an additional fee of $750 for each meeting of the Board and each Committee thereof which such director attends.

                              MANAGEMENT PROPOSALS

                        PROPOSAL 1 -ELECTION OF DIRECTORS

         The Board of Directors Recommends APPROVAL of These Two Directors

         Two directors, constituting the Class II Directors, are to be elected at the 2003 Annual Meeting for three-year terms expiring in 2006. There is no cumulative voting; accordingly, proxies cannot be voted for more than two nominees. The Board's nominees for Class II Directors are Milton Donnenberg and S. Wilzig Izak.

         The information provided below with respect to director nominees and present directors includes (1) name, (2) class, (3) principal occupation, business experience during the past five years and age, (4) the year in which he or she became a director and (5) number and percentage of shares of Common Stock of the Company beneficially owned. This information has been furnished by the directors.

                                                                                                       Shares of
                                                                                                   Common Stock
                                                                                        Year         Beneficially
                                                                                       Became          Owned on
                                                                                      Director        May 5, 2003
                                        Principal Occupation, Business Experience      of the      and (Percentage
           Name               Class                    and Age (a)                    Company      of Class) (b)
----------------------------  -------   -------------------------------------------  ----------  -------------------

Miles Berger...............       I       Chairman of Berger Organization,                2002                      0
                                          Real Estate Management and                                             (0%)
                                          Development Company,
                                          Newark, N.J.  Age 50.

Milton Donnenberg (c)......       II      Retired; Formerly President, Milton             1981              22,460(d)
                                          Donnenberg Assoc.,
                                           Realty Management,                                                 (0.29%)
                                          Carlstadt, N.J.  Age 80.


S. Wilzig Izak.............       II      Chairman of the Board since                     1987              86,771(e)
                                            September 20, 1990; Chief                                         (1.11%)
                                            Executive Officer since May
                                            1991; Executive Vice President
                                            (1987-1990); prior thereto, Senior
                                            Vice President.  Age 44.

Eric J. Schmertz, Esq......       I       Of Counsel to The Dweck Law Firm;               1983              23,218(d)
                                            Distinguished Professor Emeritus                                 (0.30%)
                                            and formerly Dean, Hofstra University
                                            School of Law, Hempstead, N.Y.
                                            Age 77.

Ernest Wachtel...........           III   President, Ellmax Corp., Builders               1970              98,491(d)
                                            and Realty Investors, Elizabeth, N.J.                             (1.26%)
                                            Age 78.

W. Martin Willschick....        III       Manager, Treasury Services, City of             1997               9,062(f)
                                            Toronto, Canada. Age 51.                                          (0.12%)

----------------------------
(a) No nominee or director is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act or any company registered as an investment company under the Investment Company Act of 1940.

(b) Beneficial ownership percentage of Common Stock is determined by assuming that options, warrants and other convertible securities that are held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days of May 5, 2003 have been exercised or converted. Options, warrants and other convertible securities that are not exercisable within 60 days of May 5, 2003 have been excluded. Unless otherwise noted, the Company believes that all persons named in the above table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(c)      Mr. Donnenberg is Ms. Izak's uncle by marriage.

(d) Includes 10,300 shares of stock that could be obtained by each of these Outside Directors on the exercise of options exercisable within 60 days of May 5, 2003.

(e) Includes 10,000 shares of stock that could be obtained by S. Wilzig Izak on the exercise of options exercisable within 60 days of May 5, 2003.

(f) Includes 7,000 shares of stock that could be obtained by W. Martin Willschick on the exercise of options exercisable within 60 days of May 5, 2003. Mr. Willschick is Ms. Izak's first cousin.


         At May 5, 2003 all current directors and current executive officers as a group (seven persons) beneficially owned equity securities as follows:

                                                                 Amount
                                                              Beneficially
         Title of Class                                          Owned              Percent of Class
         --------------                                       ------------          ----------------
         Common Stock..........................................365,002 (1)              4.587%

----------------
(1) Includes 172,900 shares that could be obtained on the exercise of options within 60 days of May 5, 2003, including (i) 10,000 shares that could be obtained on the exercise of options within 60 days of May 5, 2003 by S. Wilzig Izak, the Chief Executive Officer and Chairman and of Board, and (ii) 125,000 shares that could be obtained on the exercise of options within 60 days of May 5, 2003 by Philip G. Kupperman, the President, Chief Operating Officer and Chief Financial Officer of the Company.

     SECTION 16(a) REPORTING

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and 10% shareholders to file with the Securities and Exchange Commission certain reports regarding such persons' ownership of the Company's securities. Based soley upon a review of these reports, the Company believes that all of its directors and executive officers complied with these filing requirements. Mr. Siggi B. Wilzig failed to file beneficial ownership reports with respect to a significant, but presently undetermined, number of personal transactions involving the Company's Common Stock (collectively, the "Unreported Transactions"). The Unreported Transactions are under review by the Company.

                             EXECUTIVE COMPENSATION


Summary of Cash and Certain Other Compensation

         The following table sets forth, for the years ended December 31, 2000, 2001 and 2002, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued by such entities for those years, to or with respect to the Chief Executive Officer and the President of the Company (the "Named Officers"), for services rendered in all capacities during such period. No other executive officer received compensation of $100,000 or more in these years.

                           SUMMARY COMPENSATION TABLE

                                           Annual Compensation
                                       ---------------------------                  Long-Term
                                                                                   Compensation
Name and Current                                                                Options Granted (in          All Other
Principal Position             Year       Salary       Bonus       Other (a)          shares)               Compensation
----------------------------- -------  -------------  ---------   ------------ ----------------------  -----------------------

S. Wilzig Izak (b),            2002        $145,000          -              -         50,000                   $2,306
   Chairman and CEO            2001         140,000          -              -            -                      286
                               2000         140,000          -              -            -                      272


Philip G. Kupperman (c),       2002        $125,000          -              -         250,000                 $35,393
   President, COO              2001               -          -              -            -                       -
   and CFO                     2000               -          -              -            -                       -


-----------------------------
(a) During the periods covered, the Named Officers did not receive perquisites and other benefits in excess of the lesser of $50,000 or 10% of such individuals salary and bonus.

(b) For Ms. Izak, "All Other Compensation" includes the Company's contribution to her Individual Retirement Account and the value of life insurance premiums paid.

(c) Mr. Kupperman joined the Company as an employee July 1, 2002. Mr. Kupperman's annualized salary for 2002 is $250,000. "All Other Compensation" includes $33,000 received by Mr. Kupperman as a consultant prior to joining the Company as an employee and the Company's contribution to the his Individual Retirement Account and the value of life insurance premiums paid.

Stock Options

         In June 1995, the Company adopted two new stock-based compensation plans (the 1995 Stock Option and Incentive Plan and the 1995 Non-Employee Director Stock Option Plan) under which up to 450,000 and 150,000 shares of Common Stock, respectively, were available for grant. Options may no longer be granted under stock option plans approved prior to 1995; however, certain options granted under such prior plans currently remain outstanding.

         In 2002, the Company granted 339,750 stock options pursuant to the 1995 Stock Option and Incentive Plan to its employees and consultants. No options were granted under the 1995 Non-Employee Director Stock Option Plan in 2002.

         During 2002, 67,964 options expired unexercised (26,764 under the 1995 Stock Option and Incentive Plan and 41,200 under the 1995 Non-Employee Director Stock Option Plan).

Equity Compensation Plan Information

         The following table gives information, as of December 31, 2002, about the Company's Common Stock that may be issued upon the exercise of options, warrants and rights under (i) the Company's 1995 Stock Option and Incentive Plan, (ii) the Company's 1995 Non-Employee Director Stock Option Plan and (iii) certain other plans approved prior to 1995 under which options may no longer be granted but remain outstanding as of December 31, 2002.

                                                                                                    (c)
                                                                                             Number Of Securities
                                                                                            Remaining Available For
                                         (a)                               (b)               Future Issuance Under
                                 Number Of Securities                Weighted-Average         Equity Compensation
                              To Be Issued Upon Exercise            Exercise Price of           Plans (Excluding
                                Of Outstanding Options,            Outstanding Options,      Securities Reflected In
       Plan Category             Warrants and Rights               Warrants and Rights             Column (a))
       -------------             -------------------               -------------------      ------------------------

Equity Compensation Plans
Approved by
Stockholders............                     383,740                     $3.60                         216,260


Equity Compensation Plans
Not Approved by                                    0                        --                          --
Stockholders............


TOTAL                                        383,740                         --                         216,260



         Option Grants in 2002

         Shown below is information with respect to stock options exercised in fiscal year 2002 and the fiscal year-end value of unexercised option for the Named Officers:

               Aggregate Option Exercises in Last Fiscal Year and
                         Fiscal Year End Option Values

                                                      Number of Securities underlying  Value of unexercised in-the-money
                                                      unexercised options at 12/31/02       options at 12/31/02 (a)
                                                      -------------------------------  ----------------------------------
                           Shares
                          Acquired       Value
        Name            On exercise     Realized        Exercisable   Unexercisable      Exercisable     Unexercisable
        ----            -----------     --------        -----------   -------------      -----------     -------------

S. Wilzig Izak               0             0                 0            50,000              0             $12,000

Philip G. Kupperman          0             0                 0           250,000              0             $60,000
-------------------------------------------------------------------------------------------------------------------------

     (a) Values for "in-the-money" options represent the positive spread between the exercise price of an existing option and $3.46, the closing sales price of the Company's Common Stock on the American Stock Exchange on December 31, 2002. There is no guarantee that if these options are exercised they will have this value.

         Shown below is further information on grants of stock options pursuant to the 1995 Stock Option and Incentive Plan during the fiscal year ended December 31, 2002 to the Named Officers:
                        Option Grants in Last Fiscal Year

                                                                                                   Potential realizable
                                                                                               value at assumed annual rates
                                                                                                 of stock appreciation for
                                                                                                      option term (a)
                                                                                               -----------------------------
                                                 % of total options
                          Number of securities        granted to       Exercise or
                           underlying options         employees         base price    Expiration
        Name                  granted (b)          in fiscal year       ($/Sh)          date        5%        10%
        ----                  -----------          --------------       ------          ----        --        ---

S. Wilzig Izak                   50,000                 14.72%            $3.32        7/15/12    $104,500  $264,500

                                                                                                  $522,000  $1,323,000

Philip G. Kupperman             250,000                 73.58%            $3.32        7/15/12
-----------------------------------------------------------------------------------------------------------------------------

     (a) The Securities and Exchange Commission (the "SEC") requires disclosure of the potential realizable value or present value of each grant. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC and do not represent the Company's estimate or projection of the Company's future common stock prices. The disclosure assumes the options will be held for the full ten-year term prior to exercise. Such options may be exercised prior to the end of such term. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There can be no assurance that the stock price will appreciate at the rates shown in the table.

     (b) The options granted to S. Wilzig Izak vest 20% per year over a period of five years. 125,000 of the options granted to Philip G. Kupperman vest on July 1, 2003, the remainder vest on July 1, 2004.

         Performance Graph

         The following graph compares the cumulative total return on a hypothetical $100 investment made at the close of business on December 31, 1996 in (i) the Company's Common Stock, (ii) the Standard and Poor's 500 Index, and
(iii) the Dow Jones Oil- Secondary Index. The graph is calculated assuming that all dividends are reinvested during the relevant periods. The graph shows how a $100 investment would increase or decrease in value over time, based on dividends and increases or decreases in market price.



                                  [LINE GRAPH}


                          12/31/97    12/31/98   12/31/99   12/31/00   12/31/01    12/31/02
                          --------    --------   --------   --------   --------    --------
 Wilshire Oil Co. of TX     100.00      85.23      71.03      66.29       59.09      65.53
Dow Jones Oil - Secondary   100.00      67.91      85.19      109.14     106.11      110.15
      S&P Composite         100.00      128.58     155.64     141.46     124.65      97.10

Board Report on Executive Compensation

         The following report is not to be deemed "soliciting material" or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent specifically requested by the Company or incorporated by reference in documents otherwise filed.

         The Company does not have a separate Compensation Committee, and, therefore, decisions concerning the compensation of the Company's executive officers are made by the entire Board of Directors (other than decisions relating to the grant of stock options under the Company's stock option plan, which are made by the Stock Option Committee). S. Wilzig Izak, the Chief Executive Officer of the Company and Chairman of the Board, has abstained from all votes pertaining to her compensation. Pursuant to SEC rules designed to enhance disclosure of corporate policies concerning executive compensation, set forth below is a report submitted by the Board which addresses the Company's compensation policies for 2002 as they affected the Company's executive officers.

         The goals of the Company's compensation policies pertaining to executive officers are to provide a competitive level of salary and other benefits to attract, retain and motivate highly qualified personnel, while balancing the desire for cost containment. The Company's compensation package consists of three major components: base compensation, performance bonuses, and stock options. Together these elements comprise total compensation value. The total compensation paid to the Company's executive officers is influenced significantly by the need to attract management employees with a high level of expertise and to motivate and retain key executives for the long-term success of the Company and its stockholders. The Board establishes annual base salary levels for executives based on competitive data, level of experience, position, responsibility, and individual and Company performance. The Company has sought to align base compensation levels comparable to its competitors and other companies in similar stages of development. Subject to contract terms, cash bonuses may be paid to executive officers based upon achievement of annually set Company goals and personal performance objectives.

         The Company believes that it provides the Chief Executive Officer and the President, Chief Operating Officer and Chief Financial Officer with competitive salaries. The Board also believes that an executive's compensation should be closely tied to Company performance through emphasis on equity rather than incremental pay increases. This policy also serves to contain costs. The Company increased the Chief Executive Officer's salary in 2002 from $140,000 to $150,000 and hired a President, Chief Operating Officer and Chief Financial Officer on July 1, 2002 for an annual base salary of $250,000, together with a guaranteed bonus of $50,000 per contract year.

         The Company believes that stock options are an important long-term incentive for its executive officers and that the Company's stock option program has been effective in aligning officer and employee interests with that of the Company and its stockholders. The Company uses stock options to attract key executive talent and stock option grants are generally part of employment packages for key management positions. The Company reviews the stock option plans annually and employees may also be eligible for annual stock option grants. During 2002, the Board granted stock options to its Chief Executive Officer and President, Chief Operating Officer and Chief Financial Officer covering 50,000 and 250,000 shares, respectively.

         The Board believes that its compensation policies balance the objectives of fostering the retention and motivation of qualified executive officers while striving to contain personnel costs.


                             Respectfully submitted,

                S. Wilzig Izak                    Miles Berger
                Milton Donenberg                  Ernest Wachtel
                Eric J. Schmertz W. Martin        Willschick


Employment Agreement

         On July 1, 2003, the Company entered into an employment agreement with Philip G. Kupperman pursuant to which Mr. Kupperman will serve as the President, Chief Operating Officer and Chief Financial Officer of the Company, until June 30, 2004 (the "Expiration Date"), unless extended by the parties. Under the agreement, Mr. Kupperman will receive an annual base salary of $250,000 per year and is entitled to an annual bonus (based on contract year as opposed to calendar year) as determined by the Board of Directors of the Company, provided that such bonus shall not be less than $50,000 per contract year. Pursuant to the terms of the agreement, the Company granted Mr. Kupperman options to purchase an aggregate of 300,000 shares of Common Stock under the Company's 1995 Stock Option and Incentive Plan with an exercise price equal to fair market value of the Common Stock on the date of grant. Options to purchase 250,000 shares were granted on or about the date of the agreement and options to purchase an additional 50,000 shares were granted on January 2, 2003. Options with respect to 125,000 shares will vest on July 1, 2003 and the remaining options will vest on July 1, 2004. Notwithstanding the foregoing, in the event that the agreement is terminated other than for "Cause" (as defined in the agreement), or in the event of a Change in Control Event ( as defined in the Company's 1995 Stock Option and Incentive Plan), all non-vested options shall automatically vest. In addition, in the event that the agreement is terminated other than for Cause, the Company shall continue to pay Mr. Kupperman's base salary and bonus through the Expiration Date. The agreement prohibits Mr. Kupperman from competing with the Company for a period of two year from the Expiration Date and contains certain restrictions on soliciting customers and employees of the Company for the same period.


Compensation Committee Interlocks; Related Party Transactions and Insider Participation

         The Company does not have a formal Compensation Committee, rather, the entire Board of Directors performs the functions of such a Committee by establishing compensation policies. S. Wilzig Izak, the Company's Chief Executive Officer, is also Chairman of the Board of Directors. She has abstained from all votes pertaining to her own compensation.

         The late Siggi B. Wilzig, the father of S. Wilzig Izak, was, prior to his death on January 7, 2003, a Senior Consultant to the Company. As set forth under "Voting Securities and Principal Holders Thereof," Mr. Wilzig was also a principal shareholder of the Company. In his capacity as a Senior Consultant, he participated in deliberations of the Board concerning executive compensation; however, he had no vote on such matters. In addition, for services rendered as a Senior Consultant, Mr. Wilzig received remuneration of $135,000 per year.

         During June 2000, the Company acquired mortgage notes receivable secured by underlying property from The Trust Company of New Jersey ("TCNJ") for $3,500,000. Prior to his death, Mr. Siggi B. Wilzig was an officer, director and significant shareholder of TCNJ. The Company subsequently advanced the borrower an additional $2,790,000. The mortgage notes receivable and subsequent advances are due 2007 and bear interest at 9.75%. The cost of the original mortgage note and the subsequent advance were partially funded by a $5,300,000 mortgage provided by TCNJ. In connection with the mortgage note receivable the Company will earn a $2,500,000 financing fee. The fee is being recognized by the effective interest method over the term of the mortgage receivable. Under this agreement, the Company has the right to receive proceeds from the sale of the underlying property. During the years 2002 and 2001, the Company received mortgage amortization and financing fees in the amount of $4,946,000 and $218,000, respectively, and paid down $3,709,000 and $164,000, respectively, of the related mortgage payable to TCNJ.

         In March 2002, the Company refinanced an existing mortgage loan with TCNJ for $4.08 million and redeemed an unsecured line of credit with TCNJ for $1.5 million. During 2002, the Company was indebted to TCNJ for approximately $26 million of first mortgage loans at a weighted average interest rate of approximately 7.53%, a $1.97 million loan secured by marketable securities at prime and a $2.0 million unsecured line of credit bearing interest at prime. On March 1, 2003 the mortgage notes were modified to reflect an effective interest rate of 6.375% for the next five years and a revised maturity of all the loans to February 2013.

                             AUDIT COMMITTEE REPORT

         The following report is not to be deemed "soliciting material" or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent specifically requested by the Company or incorporated by reference in documents otherwise filed.

         The Audit Committee reviews Wilshire's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in the 2002 Annual Report on SEC Form 10-K with Wilshire's management and the independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

         The Committee discussed with the independent auditors their independence from Wilshire and its management including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and considered the compatibility of non-audit services with the auditors' independence. In addition, the Committee discussed the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

         In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in Wilshire's Annual Report on SEC Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

         Respectfully submitted by the members of the Audit Committee of the Board of Directors:

                                        W. Martin Willschick, Chairman
                                        Eric J. Schmertz
                                        Milton Donnenberg

Audit Fees and Related Matters

Audit Fees

         The Company was billed by Ernst & Young LLP ("E&Y") $123,000 for the audit of the Company's annual financial statements for the year ended December 31, 2002 and the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed for the second and third quarters of 2002.

         The Company was billed by Arthur Andersen LLP ("Arthur Andersen") $4,000 for the review of the first quarter 2002 financial statements before their dismissal.

Financial Information Systems Design Implementation Fees

         No fees were charged to the Company by E&Y or Arthur Andersen for information technology services for the year ended December 31, 2002.

All Other Fees

         No other fees were charged to the Company by E&Y or Arthur Andersen for any non-audit services.

Other Matters

         Since there were no other services rendered by Arthur Andersen or E&Y, the Audit Committee has concluded that there were no independence issues for the year ended December 31, 2002.

         Of the time expended by the Company's principal accountants to audit the Company's financial statements for the year ended December 31, 2002, less than 50% of such time involved work performed by persons other than the principal accountant's full-time, permanent employees.

Change in Auditors.

            On July 30, 2002 the Company dismissed Arthur Andersen as its independent public accountants and engaged E&Y to serve as its independent public accountants for the fiscal year 2002. The decision was approved by the Audit Committee of the Company's Board of Directors.

            Arthur Andersen's reports on the Company's consolidated financial statements for each of the fiscal years ended December 31, 2000 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

            During the fiscal years ended December 31, 2000 and 2001, through the March 31, 2002 quarterly review and up until July 30, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

            During the fiscal years ended December 31, 2000 and 2001 and through July 30, 2002, the Company did not consult E&Y with respect to the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matter or reportable event as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

PROPOSAL 2 - APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S CORPORATE NAME.

     The Board of Directors Unanimously Recommends Voting FOR this Proposal


         The Board of Directors has approved an amendment to Article First of the Company's Amended and Restated Certificate of Incorporation, subject to stockholder approval, which will change the Company's name to "Wilshire Enterprises, Inc." The Board unanimously recommended that this amendment be submitted to the stockholders for approval at the 2003 Annual Meeting. For the reasons described below, the Board believes that approval of the amendment changing the Company's name to "Wilshire Enterprises, Inc." is in the best interests of the Company and its stockholders.

Reasons For and Proposed Amendment

         The Board believes that "Wilshire Oil Company of Texas" is limiting in description and no longer fully describes the Company's current and future business. The Company has no current offices in Texas. During the past few years, the Company's oil and gas operations have accounted for approximately 30% of the Company's revenues while the Company's real estate business has grown to the point where it now accounts for approximately 70% of the Company's revenues.

         Additionally, as previously announced, the Company has authorized its investment banker to seek purchasers for its oil and gas exploration and production business. Of course, there can be no assurance that that any sales will be consummated. The statements in this paragraph are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to several risks and uncertainties that could cause actual results to differ materially. Such risks and uncertainties include the possibility that business or market factors cause the Company to vary from its current plans, the impact of changing economic conditions, the impact of any changes in oil and gas prices, the effect of announcements by the Company's competitors, the uncertainty of being able to identify an adequately financed buyer, and the impact of other risks typically involved in consummating an acquisition transaction.

         For the reasons described above, the Company believes that "Wilshire Enterprises, Inc.," which simplifies and broadens the Company's corporate name while maintaining the well-known "Wilshire," more accurately reflects the Company's strategic direction.

         The name change will not in any way affect the validity of currently outstanding stock certificates. Stockholders will not be required to surrender or exchange any stock certificates that the currently hold. The Company's ticker symbol on the American Stock Exchange will, at least for the time being, continue to be "WOC." New share certificates issued upon transfer of shares will bear the name "Wilshire Enterprises, Inc." and will have a new CUSIP number. Delivery of existing stock certificates will continue to be accepted in transactions made by stockholders after the corporate name is changed.

         The Board believes that the adoption of the proposed amendment to the Amended and Restated Certificate of Incorporation is in the best interests of the Company and its stockholders. Accordingly, the Board is proposing that Article First of the Amended and Restated Certificate of Incorporation be amended to change the Company's name to "Wilshire Enterprises, Inc." The full text of Article First of the Amended and Restated Certificate of Incorporation, as proposed to be amended, is as follows:

       "FIRST: The name of the Corporation is Wilshire Enterprises, Inc."

         The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote is required to approve this proposal and the related amendment to the Company's Amended and Restated Certificate of Incorporation.

ACCORDINGLY,  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS
PROPOSAL.


PROPOSAL 3- ADVISORY VOTE ON THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors Unanimously Recommends Voting FOR this Proposal

         The Audit Committee has appointed Ernst & Young LLP to serve as the Company's independent public accountants for the year ending December 31, 2003.

         Selection of the Company's independent accountants is not required to be submitted to a vote of the stockholders of the Company for ratification. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent auditors. However, the Board of Directors is submitting this matter to the stockholders as a matter of good corporate practice. If the stockholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP, and may retain that firm or another without re-submitting the matter to the Company's stockholders. Even if stockholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the shareholders.

         Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, to have an opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions.


         The Board of Directors recommends a vote FOR this proposal.

                              SHAREHOLDER PROPOSALS

The following two proposals have been submitted by shareholders of the Company, and not by management, for consideration at the Annual Meeting.


PROPOSAL 4 - SHAREHOLDER PROPOSAL ON SHAREHOLDERS RIGHTS PLAN

         The Board of Directors Unanimously Recommends a Vote AGAINST this Proposal.

         A shareholder has advised the Company that he intends to present the following resolution at the Annual Meeting. In accordance with the applicable proxy statement regulations, the proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below.

         James Potkul, 3633 Hill Rd 2nd Flr Parsippany, NJ 07054, on behalf of Stephen & Nancy Antonetti, owners of 1,000 Wilshire Oil common shares, has proposed the following resolution and has furnished the following statement in support of the proposal.

         Shareholder Resolution

         Resolved:
         Shareholder Vote On Poison Pills

         Wilshire Oil shareholders request that our Board of Directors seek shareholder approval prior to adopting any poison pill and also redeem or terminate any pill now in effect unless it has been approved by a shareholder vote at the next shareholder meeting.

         Proponent's Supporting Statement

         Negative Effects of Poison Pills on Shareholder Value
         A study by the Securities and Exchange Commission found evidence that the negative effect of poison pills to deter profitable takeover bids outweigh benefits. Source: Office of the Chief Economist, SEC, The Effect of Poison Pills on the Wealth of Target Shareholders, October 23, 1986.

         Additional Support for this Topic
         "Even though (the pills) are designed as protection and not intended ever to be triggered, the pills are poison, indeed. The basic function of the pill is, simply stated, to confront a hostile purchaser with immediate and unacceptable dilution of the value of his investment. The pill is a 'doomsday' device, with such potent wealth destroying characteristics..."
         Power and Accountability
         Minow and Monks
         Chapter 2 page 49, after "1,000 Poison Pills" heading.

         The Council of Institutional Investor recommends shareholder approval of all poison pills.

         Council of Institutional Investors, Corporate Governance Polices, Approved 3/26/01

         Institutional Investor Support is High

         Institutional investors have the advantage of a specialized staff and with specialized resources, long term focus, fiduciary duty and independent perspective to thoroughly study the issues involved in this topic. Evidence of institutional investor support is the sponsorship of TIAA-CREF, Gamco Investors and the New York State Retirement Fund of their own proposals on this same topic.
         Source:  IRRC Corporate Governance Bulletin, May-July 2001

         In recent years, various companies have redeemed poison pills or have given shareholders a meaningful vote on the topic. Our company should do so as well. The following companies have changed their polices on poison pills in response to shareholders votes: Mattel, Navistar, and Boise Cascade. Source: "Twenty Two for 2002", Corporate Governance Advisor, Nov/Dec 2001.

         In the interest of shareholder value Vote Yes;
         Shareholder Vote On Poison Pills


BOARD OF DIRECTORS RESPONSE:

         The Board of Directors Unanimously Recommends a Vote AGAINST this Proposal.

         The Company has maintained a shareholder rights plan since 1996, which is the type of plan often referred to as a "poison pill" and challenged by the foregoing proposal. The Board observes that numerous well-respected U.S. corporations, including approximately 60% of the S&P 500 companies, have implemented shareholder rights plans.

         The Board believes that it is in the best interests of the Company and its stockholders to maintain the shareholder rights plan for the reasons set forth below:

         o The Board implemented the Company's rights plan to protect and enhance stockholder value.

         o Empirical data suggests that premiums paid to acquire target companies with rights plans are higher than premiums paid for target companies that do not have rights plans.

         o The Company's rights plan allows the Board to protect the Company's stockholders from unfair and coercive takeover tactics.

         o To redeem the Company's rights plan now, in the absence of a specific and acceptable acquisition proposal, would leave stockholders vulnerable to an unsolicited and potentially coercive and unfair takeover offer.

         The Board implemented the Company's rights plan to protect and enhance stockholder value. The principal objective of the Company's rights plan is to protect the Company's stockholders against inadequate offers and abusive tactics. The Company's rights plan will also increase the Board's time to negotiate and its bargaining power to obtain higher value for the Company's stockholders. The Board believes that merger and acquisition activity over the last ten years shows that rights plans neither prevent unsolicited offers from occurring nor prevent companies from being acquired, but rather help boards to obtain prices from offerors that are fair and adequate to stockholders.

         Empirical data suggests that premiums paid to acquire target companies with rights plans are higher than premiums paid for target companies that do not have rights plans. A Georgeson & Company study of takeover premiums during the period from 1992 to 1996 estimated that premiums paid to acquire target companies with rights plans were on average eight percentage points higher than premiums paid for target companies that did not have rights plans. The Georgeson & Company study concluded that the presence of a rights plan did not increase the likelihood of the defeat of a hostile takeover bid or the withdrawal of a friendly bid and that rights plans did not reduce the likelihood that a company would become a takeover target. The same study concluded that companies with rights plans received higher premiums regardless of whether the takeover was friendly or hostile. Indeed, many companies with rights plans have received unsolicited takeover proposals and have redeemed their rights after their board of directors concluded that the offer, as negotiated by such board of directors, adequately reflected the intrinsic value of the company and was fair and equitable to all stockholders.

         The Company's rights plan allows the Board to protect the Company's stockholders from unfair and coercive takeover tactics. These tactics include a partial or two-tier tender offer, a "creeping acquisition" or other tactics that the Board believes are unfair to the Company's stockholders. These tactics coerce stockholders by providing incentives for those who first agree to sell and disincentives for those who delay or who do not elect to sell. The Company's rights plan is not intended to prevent a takeover of the Company. Nor does the rights plan change or diminish the fiduciary obligations of the Board. The Company's rights plan strengthens the ability of the Board to fulfill its fiduciary duties under Delaware law and to obtain a beneficial deal for all stockholders without undue pressure. Prior to the acquisition of a certain percentage of the Company's common shares by an acquirer, the Board has the power to redeem the rights issued under the rights plan and thereby remove the impediment to the completion of an acquisition of the Company. A prospective acquirer seeking to persuade the Board to redeem the rights may propose a higher takeover price, make an offer for all shares rather than a partial offer, or offer better takeover terms than would be proposed if no shareholder rights plan were in place. The Board is in the best position to negotiate on behalf of all stockholders, evaluate the adequacy of any potential offer, and seek a higher price from a third party if there is to be a sale of the Company.

         To redeem the rights plan now, in the absence of a specific and acceptable acquisition proposal, would leave stockholders vulnerable to an unsolicited and potentially coercive and unfair takeover offer. On April 21, 2003, certain third parties filed two separate statements on Schedule 13D with the Securities and Exchange Commission stating that, together, they beneficially own an aggregate of 440,200 shares, or approximately 5.6%, of the Company's common stock. One of the filings indicated that the filing parties acquired the shares with a view toward seeking control of, or the entire equity interest in, the Company but did not set forth a specific acquisition proposal. Such filing did, however, state that the filing parties may consider acquiring additional shares through methods including a tender offer or privately negotiated transactions. By way of example of a benefit of the rights plan, on each of October 11, 2002 and December 10, 2002 one of the filers sent letters to the Company which indicated that such party might be prepared to acquire all of the outstanding shares of the Company at prices of $3.60 per share and $3.75 per share, respectively, subject to various contingencies. The Company viewed these contingent offers as inadequate and not in the best interests of the Company's stockholders, and has not pursued them. In the Board's view, the existence of the rights plan may have in part been responsible for preventing the filer from pursuing a coercive tender offer at these inadequate prices. Redemption of the rights plan now, in the absence of a specific and acceptable acquisition proposal, is not in the best interests of the Company or its stockholders. The Board believes that redeeming the rights plan now could eventually reduce long-term value for stockholders and limit the Board's ability to negotiate better terms for its shareholders. The Board therefore believes that any decision to redeem the rights plan should be made by the Board in the context of a specific and acceptable acquisition proposal.

         ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.


PROPOSAL 5 - SHAREHOLDER PROPOSAL ON ANNUAL ELECTION OF DIRECTORS

   The Board of Directors Unanimously Recommends a Vote AGAINST this Proposal.

         A shareholder has advised the Company that he intends to present the following resolution at the Annual Meeting. In accordance with the applicable proxy statement regulations, the proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below.

         James Potkul, 3633 Hill Rd. 2nd Flr Parsippany, NJ 07054, beneficial owner of 3000 Wilshire Oil shares has proposed the following resolution and has furnished the following statement in support of the proposal.

         Shareholder Resolution

         Resolved
         Adopt resolution allowing the shareholders to elect each director annually.

         Wilshire Oil shareholders strongly recommend that our Board of Directors implement the necessary rules to elect each director annually as an established policy (Unexpired terms of directors not affected)

         Proponent's Supporting Statement

         Why elect the entire board of director annually?

         1. As a shareholder, you own a fractional ownership in Wilshire and you should have the right to vote and to determine annually the people that represent you on the Board of Directors.

         2. According to CalPERS - Corporate Governance Market Principles, An accountable board and responsible shareholders are key to the long term prosperity of a corporation. The practice of staggering board terms impedes corporate owners from exercising their responsibilities and allows unresponsive boards to remain unaccountable to shareholders. Classified boards, where directors serve staggered terms, weaken shareholder's ability to exercise influence. The practice of protecting directors from election by shareholders runs directly counter to the belief that board members must be accountable to corporate owners and serves to weaken the director-shareholder relationship.

         3. The combination of Wilshire Oil's classified board and poison pill entrenches management and lessons management's incentive to improve shareholder value.

         4. Shareholders deserve the right to make a reasonable return on their investment over time. The share price of Wilshire stock has been flat for more than a decade and the shareholders have not realized the inherent value of Wilshire's investments.

         5. Wilshire is a small company that is not very complex. New ideas and new people would only benefit shareholders. In the event that all directors were replaced, this would express shareholder dissatisfaction with the incumbents and reflect the need for change.

         Vote Yes:  Elect each director annually

BOARD OF  DIRECTORS' RESPONSE

         The Board of Directors Unanimously Recommends a Vote AGAINST this Proposal.

         As provided in the Company's Amended and Restated Certificate of Incorporation, the Board of Directors is divided into three classes of approximately the same size. Each class serves a term of three years, with one class standing for election each year. This is commonly called a "classified" board. The Board observes that numerous well-respected U.S. corporations and institutional investors have classified boards, including approximately 60% of the S&P 500 companies.

         The Board believes that it is in the best interests of the Company and its stockholders to maintain the present system of electing directors for the reasons set forth below:

         o The Company's classified board structure enhances the Board's ability to negotiate the best results for stockholders in the event of a hostile takeover attempt and the Board believes that historical data suggests that stockholders have received higher takeover premiums when potential acquirers have been forced to negotiate a fair deal with a board of directors.

         o The Board believes that electing directors to three-year terms protects the independence of non-management directors.

         o The Board believes it is in the best interests of the Company and its stockholders to maintain a high level of experience and continuity within the Board.

         o The Board believes that the benefits of the current classified board structure do not come at the cost of directors' accountability to stockholders.

         o The Board notes that adoption of this proposal would not automatically eliminate the classified Board.

         The Company's classified board structure enhances the Board's ability to negotiate the best results for stockholders in the event of a hostile takeover attempt. It encourages a person seeking to gain control of the Company to negotiate with the Board because at least two annual stockholders meetings generally are required to effect a change in control of the Board. This gives the incumbent directors the time and leverage necessary to evaluate the adequacy and fairness of a takeover proposal, negotiate on behalf of stockholders and weigh alternative methods of maximizing stockholder value for all stockholders. It is important to note, however, that although the Company's classified board would tend to cause a person seeking to obtain control of the Company to negotiate with the Board, the existence of a classified board will not, in fact, prevent a person from accomplishing a hostile acquisition. The Board believes that historical data suggests that stockholders have received higher takeover premiums when potential acquirers have been forced to negotiate a fair deal with the board of directors.

         The Company's classified board structure protects the independence of non-management directors. Only one of the members of the Board is also an executive officer of the Company. The Board believes that the Company's classified board structure insulates non-management directors against potential pressure from management or special interest groups who might have an agenda contrary to the long-term interests of all stockholders of the Company.

         The Company's classified board structure helps maintain a high level of experience and continuity within the Board. The Board believes that each member of the Board needs an in-depth understanding of the Company's business, future plans and strategic position. The classified structure of the Board is designed to ensure that directors have the opportunity to develop this level of experience. After each annual election, at least a majority of the members of the Board have had one year or more of experience as a director of the Company. This enables the directors to build on past experience and plan for a reasonable period into the future. The structure also serves to prevent abrupt changes in corporate policy based on short-term objectives. The Board believes that a long-term focus maximizes stockholder value.

         The benefits of the Company's classified board structure do not come at the cost of directors' accountability to stockholders. The Board believes that directors elected to three-year terms are just as accountable to stockholders as directors elected annually, since all directors are required to uphold their fiduciary duties to the Company and its stockholders, regardless of the length of their term of office. In the Board's view, the annual election of approximately one-third of the directors provides stockholders with an orderly means to effect change and communicate their views on the performance of the Company and its directors.

         The adoption of this proposal would not automatically eliminate the Company's classified board. Further action by the stockholders at a subsequent meeting of stockholders would be required to amend the Company's Amended and Restated Certificate of Incorporation. Under the Amended and Restated Certificate of Incorporation, an 80% vote of the outstanding shares would be required for approval of an amendment to the classified board structure. Additionally, under Delaware law, an amendment to the Amended and Restated Certificate of Incorporation requires a recommendation from the Board prior to submission to stockholders. While the Board would consider such an amendment, it would do so consistent with its fiduciary duty to act in a manner it believes to be in the best interest of the Company and all of its stockholders.

         ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.



                  STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

Stockholder Proposals for Inclusion in 2004 Proxy Statement

         If any stockholder intends to present a proposal for consideration at the 2004 Annual Meeting of Stockholders, such proposal must be received by the Company not later than January 30, 2004 for inclusion, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, in the Company's proxy statement for such meeting. Such proposal also will need to comply with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.

Other Stockholder Proposals for Presentation at 2004 Annual Meeting

         According to the by-laws of the Company, notice of any proposal to be presented by any stockholder or the name of any person to be nominated by any stockholder for election as a director at any annual meeting must be given timely, in writing, to the Secretary of the Company. To be timely, a stockholder's notice must be given to the Secretary not less than 60 nor more than 90 days prior to the date of the meeting; provided that if the date of the meeting is first publicly announced less than 70 days before the date of the meeting, such advance notice must be given within ten days after such meeting date is first publicly announced. All such notices must set forth, as to each matter the stockholder proposes to bring before the Annual Meeting, (i) the text of the proposal, (ii) a brief description of the reasons for such proposal,
(iii) the name and address of the stockholder proposing such business, (iv) the class and number of shares of Common Stock which are beneficially owned by the stockholder and (v) any material interest of the stockholder in such proposal. Any stockholder desiring to nominate any person for election as a director of the Company must deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the Company beneficially owned by such person, the information regarding such person required by paragraphs (a), (e) and (f) of
Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the Company), such person's signed consent to serve as a director of the Company if elected, such stockholder's name and address and the number and class of all shares of each class of stock of the Company beneficially owned by such stockholder. The chairperson of the meeting will determine whether sufficient notice has been given; in the absence of such notice, a stockholder proposal or director nominee will not be considered.

         Pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, if a stockholder notifies the Company in a time or manner inconsistent with the Company's by-laws of an intent to present a proposal at the Company's 2004 Annual Meeting (and for any reason the proposal is voted upon at that Annual Meeting), the Company's proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in its proxy materials.

         We hope that you will attend the meeting of shareholders, and look forward to your presence. HOWEVER, EVEN IF YOU PLAN TO ATTEND, YOU ARE URGED TO EITHER VOTE YOUR SHARES ELECTRONICIALLY ON THE INTERNET, BY TELEPHONE OR BY COMPLETING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD. If you wish to change your vote or vote differently in person, your proxy may be revoked at any time prior to the time it is voted at the meeting.


                                          S. WILZIG IZAK
                                          Chairman of the Board



Dated:  May 30, 2003

         A copy of the Company's Annual Report for the year ended December 31, 2002, including financial statements, accompanies this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

         The Company will provide without charge, to any shareholder of record who requests it a copy of its Annual Report to the Securities and Exchange Commission on Form 10-K including financial statements and the schedules thereto, for the year ended December 31, 2002. Requests for copies of the Form 10-K should be sent to: Wilshire Oil Company of Texas, Shareholder Relations Department, 921 Bergen Avenue, Jersey City, New Jersey 07306

To vote in accordance with the Board of Directors' recommendations, just sign below; no boxes need to be checked.

The Board of Directors recommends                                     The Board of Directors recommends
a vote "FOR" Proposals 1, 2 and 3.                                    a vote "AGAINST" Proposals 4 and 5.

                                          FOR           WITHHOLD
                                        NOMINEES       AUTHORITY                                               FOR  AGAINST  ABSTAIN
(1) Nominees for Class II Director:       |_|             |_|         (4) Shareholder proposal on shareholder  |_|    |_|      |_|
                                                                          rights plan.
    01 Milton Donnenberg and 02 S. Wilzig Izak
                                                                                                               FOR  AGAINST  ABSTAIN
    INSTRUCTIONS: To withhold authority to vote for any individual    (5) Shareholder proposal to elect        |_|    |_|      |_|
    nominee, write that nominee's name in the space below.                Directors annually.

    --------------------------------------------------------------                                             YES     NO
                                                                                 I PLAN TO ATTEND THE MEETING  |_|    |_|
                                          FOR  AGAINST  ABSTAIN
(2) Approval of amendment to the          |_|    |_|      |_|         (6) Upon all such other matters as may properly
    Company's Amended and Restated                                        come before the meeting and/or any adjournments
    Certificate of Incorporation to                                       thereof, as the proxies in their discretion
    change the Company's name.                                            may determine. The Board of Directors is not
                                          FOR  AGAINST  ABSTAIN           aware of any such matter.
(3) Advise on selection of Ernst          |_|    |_|      |_|
    & Young LLP as independent auditors.                                  Any proxies heretofore given for the annual
                                                                          meeting are hereby revoked.

                                                                          IMPORTANT: PLEASE CHECK THE BOXES ABOVE, DATE AND
                                                                          SIGN BELOW AND PROMPTLY RETURN IN THE ENCLOSED
                                                                          ENVELOPE. NO POSTAGE IS REQUIRED.

-----------------------------------------------------------------------------------------   =======================================
|                                                                                       |   ||                                    ||
|                                                                                       |   ||                                    ||
|                                                                                       |   ||          COMPANY NUMBER:           ||
|                                                                                       |   ||                                    ||
|                                                                                       |   ||           PROXY NUMBER:            ||
|                                                                                       |   ||                                    ||
|                                                                                       |   ||          ACCOUNT NUMBER:           ||
|                                                                                       |   ||                                    ||
|                                                                                       |   ||                                    ||
-----------------------------------------------------------------------------------------   =======================================
Signature___________________________________________ Signature___________________________________________ Date_____________________
Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or authorized officer. If a partnership, please sign in partnership name by authorized person. (Continued on reverse side)
------------------------------------------------------------------------------------------------------------------------------------
                                         ^ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ^

                         [GRAPHIC OMITTED]          VOTE BY TELEPHONE OR INTERNET          [GRAPHIC OMITTED]
                                                  QUICK * * * EASY * * * IMMEDIATE

                                                    WILSHIRE OIL COMPANY OF TEXAS

|_| You can now vote your shares electronically through the Internet or the telephone.

|_| This eliminates the need to return the proxy card.

|_| Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET
------------------------------
www.continentalstock.com

Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL
--------------------------

Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE
---------------------------
1-800-293-8533

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

                                            PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED
                                            --------------------------------------------
                                                           ELECTRONICALLY
                                                           --------------

                          WILSHIRE OIL COMPANY OF TEXAS
                              PROXY -- COMMON STOCK

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                           SHAREHOLDERS, JUNE 30, 2003

      The undersigned appoints W. Martin Willschick and Ernest Wachtel, and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of Shareholders to be held on June 30, 2003, and at any adjournments thereof, upon matters properly coming before the meeting, as set forth in the Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

      This proxy when properly executed will be voted in the manner directed herein by the undersigned.

      In the absence of such direction the proxy will be voted FOR the nominees listed in Item 1, FOR the Proposals set forth in Items 2 and 3 and AGAINST the Proposals set forth in Items 4 and 5.


                             Address Change/Comments

              -----------------------------------------------------

              -----------------------------------------------------

              -----------------------------------------------------

                           (Continued on reverse side)
--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^


      The Board of Directors recommends a vote "FOR" Proposals 1, 2 and 3. The Board of Directors recommends a vote "AGAINST" Proposals 4 and 5.

      If Proposal (2) is approved the name of the Corporation will be Wilshire Enterprises, Inc. The name change will not in any way affect the validity of your current stock certificates. You will not be required to surrender or exchange any stock certificates that you currently own. The Company's ticker symbol on The American Stock Exchange will, at least for the time being continue to be "WOC".